UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2004

America Online Latin America, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

On December 30, 2004, AOL Argentina, S.R.L. ("AOL Argentina"), a wholly-owned subsidiary of America Online Latin America, Inc. ("AOLA"), entered into a preliminary letter of intent to negotiate a merger of its ISP business in Argentina and certain related assets and liabilities with and into S.A. La Nación ("LN"). The consideration for the transaction is expected to be the issuance of shares of La Nación stock, but final determination of the number of shares to be issued is subject to agreement and further due diligence. The transaction is subject to the negotiation of definitive agreements, including a license of brand rights in exchange for a cash payment, requisite corporate approvals and approval by the holder of AOLA's senior convertible notes, and there can be no assurance that the transaction will be consummated. Although as a result of the consummation of the transaction AOL Argentina would cease to own an ISP business, it would retain its call center and digital developments businesses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc

January 3, 2005	By:	/s/ Charles M. Herington

Name: Charles M. Herington
Title: President and Chief Executive Officer